UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 20, 2012

Date of Earliest Event Reported:  November 14, 2012

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 15, 2012, Orchids Paper Products Company (the “Registrant”) announced that on November 14, 2012, at a regularly scheduled meeting of the Board of Directors (the “Board”), the Board authorized an increase in the Registrant’s quarterly cash dividend from $0.20 per outstanding share to of $0.25 per outstanding share of the Registrant’s common stock. The dividend will be paid to stockholders of record at the close of business on December 3, 2012.  The Registrant expects to pay this dividend on December 18, 2012.  A copy of the press release issued by the Registrant on November 15, 2012 is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

At the November 14 meeting, the Board also approved a resolution to propose to the shareholders at the next annual meeting an amendment to the Registrant’s bylaws to allow a special meeting of the shareholders to be called upon written request from holders of record of at least 25% of the voting power of the outstanding capital stock of the Registrant entitled to vote on the matter or matters to be brought before the proposed special meeting. The Registrant intends to include this Board proposal in its Definitive Proxy Statement for the next annual meeting of shareholders.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: November 20, 2012	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

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 Exhibit Index

Exhibit	Description

99.1	Press Release, dated November 15, 2012, regarding quarterly dividend.